Exhibit 99.2

Investor Update[1]	Issue Date: October 17, 2023
This Investor Update provides guidance and certain other forward-looking statements about United Airlines Holdings, Inc. (the "Company" or "UAL"). The information in this Investor Update contains the preliminary financial and operational outlook for the Company for fourth-quarter 2023, among other items.

	4Q 2023 (Assumes TLV Flight Suspension October Only)	4Q 2023 (Assumes TLV Flight Suspension Through Year-End)
Capacity YOY	~15.5%	~14.0%
Total operating revenue YOY	~10.5%	~9.0%
Adjusted cost or operating expense per available seat mile (CASM-ex) YOY[2]	~3.5%	~5.0%
Average aircraft fuel price per gallon[3]	~$3.28	~$3.28
Adjusted diluted earnings per share[4]	~$1.80	~$1.50

1 The guidance provided in this Investor Update reflects our current expectations and our actual results and timing may vary materially based on various factors that include, but are not limited to, those discussed below under "Cautionary Statement Regarding Forward-Looking Statements" and in Part I, Item 1A. Risk Factors, and in "Economic and Market Factors" in Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The guidance is only effective as of the date given and should not be considered updated or affirmed unless and until we publicly announce updated or affirmed guidance. Management will also discuss certain business outlook items, including providing an update of full year 2023 financial targets, during its regularly scheduled quarterly earnings conference call on October 18, 2023. This Investor Update should be read in conjunction with the Company's earnings release issued in connection with this Investor Update and its filings with the U.S. Securities and Exchange Commission (the "SEC").
2 CASM-ex (adjusted cost or operating expense per available seat mile) is a measure that is not calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"). CASM-ex is calculated as cost or operating expense per available seat mile ("CASM") excluding fuel expense, profit sharing, third-party business expenses and special charges. We are not providing a target for or a reconciliation to CASM, the most directly comparable GAAP measure, because we are unable to predict the excluded items noted above contained in the GAAP measure without unreasonable efforts, and therefore we also are not able to determine the probable significance of such items. The Company's estimations include all estimated CASM-ex impact and timing of all new labor contracts.
3 Fuel guidance is based on fuel prices as of October 13, 2023.
4 Adjusted diluted earnings per share is a non-GAAP financial measure that excludes operating and nonoperating special charges and unrealized (gains) losses on investments, net. We are not providing a target for or a reconciliation to diluted earnings per share, the most directly comparable GAAP measure, because we are unable to predict the excluded items noted above contained in the GAAP measure without unreasonable efforts, and therefore we also are not able to determine the probable significance of such items.

Profit Sharing: Based on profit sharing plans in current labor agreements, for 2023 the Company expects to pay:

•Approximately 7.9% of total profit sharing adjusted pre-tax earnings up to a 5.3% adjusted pre-tax margin5
•Approximately 13.7% of total profit sharing adjusted pre-tax earnings above a 5.3% adjusted pre-tax margin5
•Approximately 4.3% for any profit sharing adjusted pre-tax earnings above the prior year’s profit sharing adjusted pre-tax earnings

Profit sharing adjusted pre-tax earnings is calculated as GAAP pre-tax income (loss), excluding special charges, profit sharing expense and share-based compensation program expense. The Company estimates that share-based compensation expense for the purposes of the profit sharing adjusted pre-tax earnings calculation will be approximately $24 million for the fourth quarter of 2023.

Fleet Plan: As of October 17, 2023, the Company's fleet plan was as follows:

	1Q 2023	2Q 2023	3Q 2023	YE 2023E
B777-200/300	96	96	96	96
B787-8/9/10	71	71	71	71
B767-300/400	53	53	53	53
B757-200/300	61	61	61	61
B737 MAX	101	121	139	159
B737-700/800/900	329	329	329	329
A319/A320	180	178	173	172
A321neo/XLR	0	0	0	4
Total Mainline Aircraft	891	909	922	945

50-seat (ERJ-145, CRJ-200, CRJ-550)	198	161	158	158
70/76-seat (CRJ-700, CRJ-900, EMB-170, EMB-175, EMB-175LL)	248	255	255	255
Total Regional Aircraft	446	416	413	413

Note: Above figures correspond with current expectations for future delivery dates, which are subject to change.
5 Adjusted pre-tax margin is a non-GAAP financial measure calculated as pre-tax margin, excluding operating and nonoperating special charges and unrealized (gains) losses on investments, net. We are not providing a target for or a reconciliation to pre-tax margin, the most directly comparable GAAP measure, because we are unable to predict the excluded items noted above contained in the GAAP measure without unreasonable efforts, and therefore we also are not able to predict the probable significance of such items.

Cautionary Statement Regarding Forward-Looking Statements
This Investor Update contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to, among other things, the Company’s anticipated financial results, profit sharing payouts and fleet plans. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about the Company's future financial results, goals, plans, commitments, strategies and objectives and involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond the Company's control and could cause the Company's future financial results, goals, plans, commitments, strategies and objectives to differ materially from those expressed in, or implied by, the statements. Words such as "should," "could," "would," "will," "may," "expects," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "projects," "forecast," "guidance," "outlook," "goals," "targets," "pledge," "confident," "optimistic," "dedicated," "positioned", "on track" and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. All statements, other than those that relate solely to historical facts, are forward-looking statements. Additionally, forward-looking statements include conditional statements and statements that identify uncertainties or trends, discuss the possible future effects of known trends or uncertainties, or that indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Investor Update are based upon information available to the Company on the date of this Investor Update. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law or regulation.
The Company’s actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: execution risks associated with our strategic operating plan; changes in our network strategy or other factors outside our control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders, as well as any inability to accept or integrate new aircraft into our fleet as planned; any failure to effectively manage, and receive anticipated benefits and returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions, or related exposures to unknown liabilities or other issues or underperformance as compared to our expectations; the adverse impacts of the ongoing COVID-19 global pandemic on our business, operating results, financial condition and liquidity; adverse publicity, harm to our brand, reduced travel demand, potential tort liability and voluntary or mandatory operational restrictions as a result of an accident, catastrophe or incident involving us, our regional carriers, our codeshare partners or another airline; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity, including as a result of alliances, joint business arrangements or other consolidations; our reliance on a limited number of suppliers to source a majority of our aircraft and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; disruptions to our regional network and United Express flights provided by third-party regional carriers; unfavorable economic and political conditions in the United States and globally (including inflationary pressures); reliance on third-party service providers and the impact of any significant failure of these parties to perform as expected, or interruptions in our relationships with these providers or their provision of services; extended interruptions or disruptions in service at major airports where we operate and space, facility and infrastructure constrains at our hubs or other airports; geopolitical conflict, terrorist attacks or security events (including the continuation of the suspension of our overflying in Russian airspace as a result of the Russia-Ukraine military conflict and to Tel Aviv as a result of the Israeli-Palestinian military conflict and an escalation of the broader economic consequences of the conflicts beyond their current scope); any damage to our reputation or brand image; our reliance on technology and automated systems to operate our business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; increasing privacy and data security obligations or a significant data breach; increased use of social media platforms by us, our employees and others; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions or regulatory compliance costs on our operations; any failure to attract, train or retain skilled personnel, including our senior management team or other key employees; the monetary and operational costs of compliance with extensive government regulation of the airline industry; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; costs, liabilities and risks associated with environmental regulation and climate change, including our climate goals; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel (including as a result of the Russia-Ukraine military conflict); the impacts of our significant amount of financial leverage from fixed obligations and the impacts of insufficient liquidity on our financial condition and business; failure to comply with financial and other covenants governing our debt, including our MileagePlus® financing agreements; the impacts of the proposed phaseout of the London interbank offer rate; limitations on our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes; our failure to realize the full value of our intangible assets or our long-lived assets, causing us to record impairments; fluctuations in the price of our common stock; the impacts of seasonality, weather events, infrastructure and other factors associated with the airline industry; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth in Part I, Item 1A. Risk Factors, and under "Economic and Market Factors" in Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.
Non-GAAP Financial Information and Financial Guidance
The Company refers to financial measures that are not in accordance with GAAP. The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this Investor Update that are calculated and presented in accordance with GAAP and are presented because management believes that they supplement or enhance management's, analysts' and investors' overall understanding of the Company's underlying financial performance and trends and facilitate comparisons among current, past and future periods. Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the Company’s filings with the SEC and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. The Company encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The Company does not provide a reconciliation of forward-looking measures where the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
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